NONEXCLUSIVE DISTRIBUTION AGREEMENT


         THIS AGREEMENT is made and entered into as of November 15, 1996, (The "Effective Date"), by and between POLYMEDICA INDUSTRIES, INC., a Massachusetts corporation, having its principal offices at 11 State Street, Woburn, MA 01801 ( Manufacturer ) and CARRINGTON LABORATORIES, INC. a Texas corporation having its principal offices at 2001 Walnut Hill Lane, Irving, TX 75038 ( Distributor ).

                                  WITNESSETH:

         In consideration of the mutual covenants and conditions herein contained, and intending to be legally bound hereby, the parties mutually agree as follows:

   1.    Products and Territory

         (a) Manufacturer hereby appoints Distributor as a distributor for the products listed in Exhibit A hereto (the "Products") during the term of this Agreement for the purposes of reselling the Products to the professional healthcare marketplace, so long as those purchasers are located in the United States of America and any other mutually agreed upon geographic territories added hereunder from time to time in writing (the "Territory").

         (b) Manufacturer reserves the right to appoint additional distributors in the Territory and shall itself be free to sell Products directly to purchasers in the Territory.

         (c) Distributor shall refrain from establishing or maintaining any branch, warehouse or distribution facility for Products outside the Territory. Distributor shall not engage in any advertising or promotional activities relating to the Products directed primarily to customers located outside the Territory. Distributor shall not solicit orders from any prospective purchaser located outside the Territory. If Distributor receives an order for Products from a prospective purchaser located outside the Territory, Distribution shall refer that order to Manufacturer.

         (d) Distributor may appoint a secondary or subdistributor to sell the Products in the Territory so long as: (i) such secondary or subdistributor confirms in writing to Manufacturer that it will comply with all of Distributor s obligations under this Agreement; and (ii) Manufacturer approves such secondary or subdistributor.

   2.    Ordering, Prices and Payment

         (a) At the earliest possible date, Distributor shall provide Manufacturer with non-binding estimates of its orders of Products for the next six (6) months on a rolling basis. Such forecasts shall be stated on a monthly basis. Once a month is forecasted, such forecasted amount may be increased or decreased by twenty-five percent (25%) before a firm order for that month is placed pursuant to Section 2(b) below.

         (b) Distributor (unless otherwise agreed in writing from time to time) shall furnish Manufacturer with firm orders in writing for Products not later than three (3) months prior to the required date for receipt of the shipment of such Products. Firm orders for each calendar month shall be no less than seventy-five percent (75%) and no greater than one hundred twenty-five (125%) of the estimate contained in the forecast for such calendar month provided in accordance with Section 2(a) above.

         (c) Distributor shall order Products from Manufacturer by submitting a written purchase order identifying the Products ordered and requested delivery date(s). Said delivery dates must be within nine months of the date of receipt of the written purchase order.
   Manufacturer always undertakes to maintain a capacity to enable Manufacturer to meet one hundred twenty-five percent (125%) of Distributor s estimated requirements of the Products provided in accordance with Section 2(a) above.

         (d) If a purchase order is accepted in accordance with Section 2(c) above, the prices for Products covered by such purchase order shall be Manufacturer s net distributor prices F.O.B. Golden, Colorado, USA which are in effect on the date of the order. The initial price for each Product under this Agreement is set out in Exhibit B hereto. Such prices are F.O.B. Golden, Colorado, USA. Manufacturer shall review the initial price for each Product on an annual basis, starting at the beginning of the 1998 calendar year, and the parties may mutually agree in writing to change the price for each Product once during each calendar year, starting with the 1998 calendar year provided, however, no price increase shall exceed five percent (5%). Any such change shall become effective sixty (60) days after Distributor's receipt of notice thereof; provided however, that no price change shall affect purchase orders offered by Distributor and received by Manufacturer prior to the date such price change becomes effective.

         (e) Distributor shall be free to establish its own pricing for Products which it sells.

         (f) Distributor hereby agrees: (i) to assist Manufacturer in obtaining any required licenses or permits required by Manufacturer by supplying such documentation or information as may be reasonably requested by Manufacturer; (ii) to comply with all governmental decrees, statutes, rules and regulations; (iii) to maintain the necessary records to comply with such decrees, statutes, rules and regulations; (iv) not to export any Products except in compliance with such decrees, statutes, rules and regulations; (v) to obtain all governmental approvals and licenses necessary to import the Products into any country in the Territory; and (vi) not to sell, transfer or otherwise dispose of Products in violation of the export laws of the United States. Each party agrees to indemnify and hold harmless the other party from any and all fines damages, losses, costs and expenses (including reasonable attorneys fees) incurred by such other party as a result of any breach of this Section 2(f) by the indemnifying party.

         (g) Unless Distributor requests otherwise, all Products ordered by Distributor shall be packed for shipment and storage in accordance with Manufacturer's standard commercial practices and laws, rules and regulations applicable in the Territory. It is Distributor's obligations to notify Manufacturer of any special packaging requirements (which shall be at Distributor's expense) and Manufacturer shall adhere to all packaging, labeling and inserts instructions requested by Distributor as a result of any laws, rules and regulations applicable in the Territory. Distributor shall provide any required film work and art work at its expense. Manufacturer shall deliver Products into the possession of a common carrier designated by Distributor no later than the date specified for such delivery on the relevant purchase order for such Products; provided, however, that if Distributor does not designate such carrier at least ten (10) days prior to such specified date, then Manufacturer may designate such carrier on Distributor s behalf. Risk of loss and damage to a Product shall pass to Distributor upon the delivery of such Products to the common carrier designated hereunder.

         (h) All amounts due and payable with respect to a Product delivered by Manufacturer in accordance with Section 2(g) hereof shall be paid in full within 45 days after the end of the calendar month in which the invoice is received or dated with a 2% discount if paid within 30 days. All such amounts shall be paid against invoice in U.S. dollars by wire transfer or check to such bank or account as Manufacturer may from time to time designate in writing. All costs incurred in connection with such wire transfer shall be the responsibility of Distributor.

         (i) Whenever any amount under Sections 2 or 3 hereof is due on a day which is not a day on which banks in Denver, Colorado are open for business (a Business Day ), such amount shall be paid on the next such Business Day. Amounts hereunder shall be considered to be paid as of the day on which funds are received by Manufacturer s designated bank.

         (j) All amounts due and owing to Manufacturer under Sections 2 or 3 hereof but not paid by Distributor on the due date thereof shall bear interest at the rate of the lesser of either: (i) one percent (1%) per month; or (ii) the maximum lawful interest rate permitted under applicable law. Such interest shall accrue on the balance of unpaid amounts from time to time outstanding from the date on which portions of such amounts become due and owing until payment thereof in full.

   3.    Other Obligations of Distributor

         (a) Distributor shall maintain an adequate stock of Products so as to render prompt and adequate service to the users of the Products in the Territory.

         (b) Each party to this Agreement shall report to the other party with respect to all complaints received concerning the Products. For any complaint likely to cause a risk to patient health, such complaint shall be reported to the other party with urgency, but in no event more than forty-eight (48) hours after receipt thereof. Where possible, the reporting party shall provide copies of each complaint when reporting to the other party in accordance with this Section 3(e).

   4.    Obligations of Manufacturer

         (a) Manufacturer hereby agrees to provide to Distributor with each shipment of Products, a certificate of conformity. Such certificate shall state that such Products satisfy the agreed upon specifications for such Products.

         (b) To have any required licenses or permits, such as a valid 510(k) for Products it delivers to Distributor.

         (c)   Subject to Section 2(g) only deliver Product with
   Distributor packaging labeling insert and artwork requirements.

               The manufacturer shall print or label the Product ordered by the Distributor in the manner designated by the Distributor from time to time in accordance with FDA requirements. If the Distributor designates substantial changes to the form of label initially designated by the Distributor as set forth in Exhibit A for the Product then the Distributor shall reimburse the Manufacturer for its out-of-pocket costs in making such changes.

         (d) Deliver no Product that has a remaining shelf life of less than two years.

   5.    Relationship of the Parties

         (a) Distributor shall be considered to be an independent contractor. The relationship between Manufacturer and Distributor shall not be construed to be that of employer and employee, nor to constitute a partnership, joint venture or agency of any kind.

         (b) Distributor shall pay all of its expenses, including without limitation all travel, lodging and entertainment expenses, incurred in connection with its services hereunder. Manufacturer shall not reimburse Distributor for any of those expenses.

         (c) Distributor shall have no right to enter into any contracts or commitments in the name of, or on behalf of, Manufacturer, or to bind Manufacturer in any respect whatsoever. In addition, Distributor shall not obligate or purport to obligate Manufacturer by issuing or making any affirmations, representations, warranties or guaranties with respect to Products to any third party, other than the warranties described in Exhibit B attached hereto and made a part hereof.

   6.    Minimum Purchase Requirements

         (a) Distributor shall purchase a sufficient amount of Products from Manufacturer so as to meet or exceed 100,000 units per purchase order.

         For the purposes of Section 2(d) above, (i) a purchase of Products within a specified time period shall mean Distributor submitting a firm order to Manufacturer for such Products; (ii) a unit of Products; and (ii) a "unit" of Products shall mean an amount of Product equal to a 4 ins. by 4 ins. swatch. For example, a Product measuring 8 ins. by 8 ins. shall count as four (4) units.

   7.    Liability

         (a) Product Warranties. Manufacturer warrants that the Products, as delivered to the Distributor, shall (i) conform to the product purchase specification attached hereto as Exhibit A; and (ii) be manufactured and stored before delivery in accordance with all applicable regulatory requirements.

         (b) Correction of Non-Conformity. Should any failure to conform with the warranties set out in Section 9(a) appear within (1) month from the date of delivery of the Product (whether discovered by Distributor or their customers), and if given written notice by Distributor to Manufacture within thirty (30) days from the date of the discovery, Manufacturer shall correct such nonconformity, at its option, by

               (i)   replacement of the nonconforming Product; or

               (ii)  refund of the purchase price of the nonconforming
                     Product.

         (c) Limitation of Warranties. The warranties shall not apply to any Product which

               (i)   has been tampered with or otherwise altered;

               (ii) has been subjected to alteration, misuse, negligence or accident; or

               (iii) has been stored, handled or used in a manner contrary to applicable laws or other governmental requirements or Manufacturer's instructions.

         (d) DISCLAIMER. THE FOREGOING WARRANTIES IN THIS SECTION 7 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OF QUALITY AND
   PERFORMANCE, WRITTEN, ORAL OR IMPLIED, AND ALL OTHER WARRANTIES INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED BY MANUFACTURER, ITS AFFILIATES AND THEIR SUBCONTRACTORS.

         (e) Exclusive Remedy. Except as provided in Section 8(a) below, correction of non-conformities in the manner and for the period of time provided in Section 7(b) above shall be Distributor's exclusive remedy and shall constitute fulfillment of all liabilities of Manufacturer, its Affiliates and their subcontractors (including any liability for direct, indirect, special, incidental or consequential damages), whether in warranty, contract, tort (including, but not limited to, negligence, failure to warn or failure to test), strict liability, or otherwise with respect to any non-conformance of or defect or deficiency in the Product.

   8.    Indemnifications and Insurance

         (a) Indemnification of Distributor. Manufacturer shall indemnify and hold Distributor and its Affiliates, directors, officers and employees harmless from and against any and all loss, liability, damage, expense and cost (including, without limitation, reasonable attorney s fees and other costs of defense) arising out of legally justified claims under Section 7, section 12, item 12(k) or from a third party in respect of personal injuries to customers or users to the extent caused by a defective Product, excluding, however, all such losses, liabilities, damages, expenses and costs to the extent caused by any act or omission of Distributor, its Affiliates or sub-distributors or any failure by them to comply with their obligations under this Agreement.

         (b) Indemnification of Manufacturer. Distributor shall indemnify and hold Manufacturer and its Affiliates, directors, officers and employees harmless from and against any and all loss, liability, damage, expense and cost (including without limitation, reasonable attorney s fees and other costs of defense) to the extent arising out of legally justified claims from a third party related to the Product caused by any act or omission of Distributor, its Affiliates or sub-distributors or any failure by them to comply with their obligations under this Agreement.

         (c) Defense of Actions. Each party indemnified hereunder (an Indemnified Party ) will give the Indemnifying Party written notice of any action or proceeding relating to any claim or loss for which Indemnity is sought hereunder within ten (10) business days after any such Indemnified Party shall have had actual notice thereof and the Indemnifying Party, at its option, shall be entitled to participation in or direct the defense or settlement of such action; provided the Indemnifying Party employs counsel reasonably acceptable to the Indemnified Party. The Indemnifying Party shall not be liable to the Indemnified Party in respect of settlements effected by the Indemnified Party without the written consent of the Indemnifying Party. In the event that any Indemnifying Party shall undertake to compromise or defend any action or proceeding, it shall promptly notify the Indemnified Party of its intention to do so and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in any such compromise or defense.

         (d) Insurances. The parties represent that they have and shall maintain during the term hereof, and for three (3) years thereafter, financial reserves and insurance with policy limits and coverage reasonably adequate to cover all perils customarily protected against in performing their respective obligations hereunder. Each party agrees to provide the other party with a certificate of insurance upon the request of the other party.

         (e) Limitation of Liability. IN NO EVENT SHALL ANY PARTY OR ITS AFFILIATES BE LIABLE TO THE OTHER PARTY FOR SPECIAL INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING, BUT NOT LIMITED TO NEGLIGENCE, FAILURE TO WARN OR FAILURE TO
   TEST), STRICT LIABILITY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, LOSS OF USE OF THE PRODUCT, DELAY OR CLAIMS OF CUSTOMERS OF DISTRIBUTOR OR OTHER USERS OF THE PRODUCT.

   9.    Term and Termination

         (a) Upon the occurrence of a material breach or default as to any obligation hereunder by either party and the failure of the breaching party to promptly pursue (within thirty (30) days after receiving written notice thereof from the non-breaching party) a reasonable remedy designed to cure (in the reasonable judgment of the non-breaching party) such material breach or default, this Agreement may be terminated by the non-breaching party by giving written notice of termination to the breaching party, such termination being immediately effective upon the giving of such notice of termination.

         (b) Upon the filing of a petition in bankruptcy, insolvency or reorganization against or by either party, or either party becoming subject to a composition for creditors, whether by law or agreement, or either party going into receivership or otherwise becoming insolvent (such party hereinafter referred to as the insolvent party ), this Agreement may be terminated by the other party by giving written notice of termination to the insolvent party, such termination being immediately effective upon the giving of such notice of termination.

         (c) The term of this Agreement shall begin on the Effective Date. Unless terminated earlier pursuant to the terms of Sections 9(a) or 9(b) above, the term of this Agreement shall expire on the fifth anniversary of the Effective Date.

         (d) In the event of a termination pursuant to either of Sections 9(a) or 9(b) above or upon expiration of this Agreement pursuant to
   Section 9(c) above, neither party shall have any obligation to the terminated party, or to any employee of the terminated party, for compensation or for damages of any kind, whether on account of the loss by the terminated party or such employee of present or prospective sales, investments, compensation or goodwill or otherwise, provided, however, that this Section 9(d) is without prejudice to any rights the terminated party may have in case of breach of this Agreement by the terminating party. The terminated party, for itself and on behalf of each of its employees, hereby waives any rights which may be granted to it or them under the laws and regulations of the Territory or otherwise which are not granted to it or them by this Agreement. The terminated party hereby indemnifies and holds the terminating party harmless from and against any and all claims, costs, damages and liabilities whatsoever asserted by any employee, agent or representative of the terminated party under any applicable termination, labor, social security or other similar laws or regulations.

         (e) Termination of this Agreement shall not affect the obligation of Distributor to pay Manufacturer all amounts owing or to become owing or to become owing as a result of Products delivered by Manufacturer to the common carrier on or before the date of such termination, as well as interest thereon to the extent any such amounts are paid after the date they became or will become due pursuant to this Agreement.

         (f) Notwithstanding anything else in this Agreement to the contrary, the parties agree that Section 7, 8, 9(d) and (e), 10, 11 and 12 shall survive the termination or expiration of this Agreement, as the case may be.

   10.   Publicity

         Distributor agrees that any publicity or advertising which shall be released by it in which Manufacturer is identified in connection with the Products shall be in accordance with the terms of this Agreement and with any information or data which Manufacturer has furnished in connection with this Agreement. Copies of all such publicity and advertising shall be forwarded promptly to Manufacturer.

   11.   Confidentiality Maintained

         (a) Each party agrees that the other party has a proprietary interest in any information provided by the other party, whether in connection with this Agreement or otherwise, whether in written or oral form, which is (i) a trade secret, confidential or proprietary information, (ii) not publicly known, and (iii) annotated by a legend, stamp or other written identification as confidential or proprietary information (hereinafter referred to as Proprietary Information ).
   Each party shall disclose the Proprietary Information provided by the other party only to those of its agents and employees to whom it is necessary in order to properly carry out their duties as limited by the terms and conditions hereof. Both during and after the term of this Agreement, all disclosures by the party receiving Proprietary Information to its agents and employees shall be held in strict confidence by such agents and employees. During and after the term of this Agreement, such receiving party, its agents and employees shall not use the Proprietary Information for any purpose other than in connection with discharging its duties in the Territory pursuant to this Agreement. The receiving party shall, at its expense, return to the disclosing party the Proprietary Information provided by such disclosing party as soon as practicable after the termination or expiration of this Agreement. During the term of this Agreement and thereafter, all such Proprietary Information shall remain the exclusive property of the party which provided it. This Section 11 shall also apply to any consultants or subcontractors that the receiving party may engage in connection with its obligations under this Agreement.

         (b) Notwithstanding anything contained in this Agreement to the contrary, each party shall not be liable for a disclosure of the Proprietary Information of the other party if the information so disclosed: (i) was in the public domain at the time of disclosure without breach of this Agreement; or (ii) was known to or contained in the records of receiving party from a source other than providing party at the time of disclosure by providing party to receiving party and can be so demonstrated; or (iii) was independently developed and is so demonstrated promptly upon receipt of the documentation and technology by receiving party; or (iv) becomes known to the receiving party from a source other than providing party without breach of this Agreement by receiving party and can be so demonstrated; or (v) was disclosed pursuant to court order or as otherwise compelled by law.

   12.   Miscellaneous

         (a) No modification or change may be made in this Agreement except by written instrument duly signed by each party.

         (b) This Agreement and the rights and obligations hereunder may not be assigned, delegated or transferred by either party without the prior written consent of the other party; provided, however, that the other party s consent shall not be required with respect to any assignment, delegation or transfer by a party to any affiliate of such party. To the extent permitted by this Agreement, this Agreement shall inure to the benefit of the permitted successors and assigns of both parties.

         (c) All notices given under this Agreement shall be in writing and shall be addressed to the parties at their respective addresses set forth above. Either party may change its address for purposes of this Agreement by giving the other party written notice of its new address. Any such notice if given or made by registered or recorded delivery letter shall be deemed to have been received on the earlier of the date actually received and the date three (3) calendar days after the same was posted (and in proving such it shall be sufficient to prove that the envelope containing the same was properly addressed and posted as aforesaid) and if given or made by telecopy transmission shall be deemed to have been received at the time of dispatch, unless such date of deemed receipt is not a Business Day, in which case the date of deemed receipt shall be the next such succeeding Business Day.

         (d) None of the conditions or provisions of this Agreement shall be held to have been waived by any act or knowledge on the part of either party, except by an instrument in writing signed by a duly authorized officer or representative of such party. Further, the waiver by either party of any right hereunder or the failure to enforce at any time any of the provisions of this Agreement, or any rights with respect thereto, shall not be deemed to be a waiver of any other rights hereunder or any breach or failure of performance of the other party.

         (e) This Agreement shall be construed and governed according to the laws of Massachusetts applicable to contracts made and to be fully performed therein, excluding (i) the United Nations Convention on Contracts for the International Sale of Goods; (ii) the 1974 Convention on the Limitation Period in the International Sale of Goods (the 1974 Convention ), and (iii) the Protocol amending the 1974 Convention, done at Vienna, April 11, 1980.

         (f) Any dispute, controversy or claim arising out of or relating to this Agreement or to a breach hereof, including its interpretation, performance or termination, shall be finally resolved by arbitration. The arbitration shall be conducted by three (3) arbitrators, one to be appointed by Manufacturer, one to be appointed by Distributor and a third being nominated by the two arbitrators so selected or, if they cannot agree on a third arbitrator, by the American Arbitration Association; provided, however, in the event any such dispute, controversy or claim involves a claim of damages for $100,000 or less, the arbitration shall be conducted by one (1) arbitrator appointed by Manufacturer and Distributor or, if they cannot agree on an arbitrator, by the American Arbitration Association. The arbitration shall be conducted in English and in accordance with the rules of the American Arbitration Association, which shall administer the arbitration and act as appointing authority. The arbitration, including the rendering of the award, shall take place in Denver, Colorado and shall be the exclusive forum for resolving such dispute, controversy or claim. The decision of the arbitrators shall be binding upon the parties hereto, and the expense of the arbitration (including without limitation the award of attorneys fees to the prevailing party) shall be paid as the arbitrators determine. The decision of the arbitrators shall be executory, and judgment thereon may be entered by any court of competent jurisdiction. Not withstanding anything contained in this Section 12(g) to the contrary, each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party, in order to enforce the instituting party s rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

         (g) No rights or licenses with respect to the Products or the Trademarks are granted or deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement.

         (h) Taxes, now or hereafter imposed with respect to the transactions contemplated hereunder (with the exception of income taxes or other taxes imposed upon Manufacturer and measured by the gross or net income of Manufacturer) shall be the responsibility of Distributor, and if paid or required to be paid by Manufacturer, the amount thereof shall be added to and become a part of the amounts payable by Distributor hereunder.

         (i) Distributor may not customize, modify or have customized or modified any Product unless it obtains the prior written consent of Manufacturer, which consent may be withheld in the sole discretion of Manufacturer. Any unauthorized customizing or modification of any Product by Distributor or any third party shall relieve Manufacturer from any obligation it would otherwise have had with respect to such Product under the warranties described.

         (j) Neither Manufacturer nor Distributor shall be liable in damages, or shall be subject to termination of this Agreement by the other party, for any delay or default in performing any obligation hereunder (other than a payment obligation) if that delay or default is due to any cause beyond the reasonable control and without fault or negligence of that party; provided that, in order to excuse its delay or default hereunder, a party shall notify the other of the occurrence or the cause, specifying the nature and particulars thereof and the expected duration thereof; and provided, further, that within fifteen
   (15) calendar days after the termination of such occurrence or cause, such party shall give notice to the other party specifying the date of termination thereof. All obligations of both parties shall return to being in full force and effect upon the termination of such occurrence or cause. For the purposes of this 12(i) a cause beyond the reasonable control of a party shall include, without limiting the generality of the phrase, any act of God, act of any government or other authority or statutory undertaking, industrial dispute, fire, explosion, accident, power failure, flood, riot or war (declared or undeclared).

         (k) Each of Distributor and Manufacturer convenants that all of its activities under or pursuant to this Agreement shall comply with all applicable laws, rules and regulations, and neither is a party to any agreement which would prevent the sale or purchase of the Products.

         (l) If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

         (m) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (n) For the purposes of this Agreement, affiliates shall mean all companies, natural persons, partnerships and other business entities controlled by, under common control with or controlling either party to this Agreement.

   IN WITNESS WHEREOF, the parties hereto have signed this Agreement.

                           CARRINGTON LABORATORIES, INC., as Distributor


                           By
                           Name:  Dr. Carlton E. Turner
                           Title:    President & CEO

                           POLYMEDICA INDUSTRIES INC., as Manufacturer


                           By

                           Name:
                           Title:

                                   EXHIBIT A
                                  POLYMEDICA

                        Product  Purchase Specification


   General Description:

         The  Product  is a breathable, absorptive, self-adhesive dressing.
         The Product has hydrophilic properties and is designed to manage wound exudate by a combination of its absorption and evaporative properties.

         The dressings are constructed of three layers:

               1) Layer one, a non-transparent pigmented (tan coloration), hydrophilic polyurethane film;

               2) Layer two, a hydrophilic, asymmetric, microporous, open-cell polyurethane membrane; and

               3) Layer three, a porous, acrylic, copolymer, pressure sensitive adhesive.

         The dressing is supplied on a release paper which is cut to provide an easy peel facility (crack and peel). The dressing is packaged in individual pouches. Pouched dressings are packaged with an Instructions for Use leaflet in a carton. The dressings packed in pouches, and cartons are gamma irradiated to produce sterile product.

   Product Properties:

         Mechanical Properties:
         Tensile Strength:  >= 0.1 Kg/mm(2)
         % Elongation:  >= 100%

         Moisture Vapor Transport Rate (MVTR):
         Upright >= 1100 g/m(2)/24 hrs.

         Ratio Inverted/Upright:
         >= 2.0 g/m(2)/24 hrs.

         Lot Code:         To be a minimum of 1/8" high on pouch.  All
                           letters and numerals must be legible
                           individually.

         Expiration Date:  Present and legible on pouch and carton.

         Pouch Seal:       Is complete and not over Product.

   EXHIBIT A
   POLYMEDICA

   Product  Purchase Specification
   (Continued)

   Sterility:

         Packaged product is sterilized by gamma irradiation with a minimum dose of 2.5 Mrads (25 Kgys) for a Sterility Assurance Level of 6-10 . Validation and release criteria to be those set forth in the current Guideline for Gamma Radiation Sterilization :
         Association for the Advancement of Medical Instrumentation (AAMI).

   Indications For Use:

         The  Product  is intended for use in the management of:

               Venous stasis ulcers                Partial-thickness wounds
               Diabetic ulcers                     Superficial burns
               Pressure sores                      Abrasions and
               lacerations
               Donor sites                         Full-thickness wounds

         The  Product  is not indicated for third degree burns.

   Product Dating:

         Product packaging is individually stamped with an expiry code which is 3 years from the date of manufacture.

   Product Labeling:

         Examples of initially designated labeling from Distributor is attached.

                                   EXHIBIT B
                                   POLYMEDICA

                                Product  Pricing


   Nominal Size                                 Price (eaches)
   ------------                                 --------------
   2" x 3"                                      $ 0.71

   4" x 4"                                      $ 1.11

   6" x 8"                                      $ 3.85



   All prices FOB, Golden, Colorado, USA